Execution Version

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT dated as of August 7, 2014 (this “Agreement”), is entered into by and among FXCM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors (as identified on the signature pages hereto, and together with the Borrower, the “Loan Parties”), the Lenders (as defined below), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

Statement of Purpose

WHEREAS, the Borrower, the Administrative Agent and certain banks and other financial institutions (the “Lenders”) are parties to that certain Credit Agreement dated as of December 19, 2011 (as amended by (i) the First Amendment to Credit Agreement and Waiver dated February 17, 2012, (ii) the Second Amendment to Credit Agreement dated June 21, 2012, (iii) the Third Amendment to Credit Agreement and Waiver dated as of August 7, 2012, (iv) the Fourth Amendment to Credit Agreement dated November 8, 2012, (v) the Fifth Amendment to Credit Agreement and Amendment to Guaranty dated November 15, 2013, and (vi) the Sixth Amendment to Credit Agreement dated March 12, 2014, as amended hereby and as from time to time further amended, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement) pursuant to which the Lenders have made available to the Borrower a revolving credit facility; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, as more particularly set forth below, and the Lenders are willing to effect such amendments as provided in, and on the terms and conditions contained in, this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement. Subject to the terms and conditions hereof and in accordance with Section 10.01 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a)The definition of “Aggregate Revolving Commitments” in Section 1.01 thereof is amended by replacing such definition in its entirety with the following (and upon the Effective Date (defined below), the Aggregate Revolving Credit Commitments shall be reduced to the amount set forth in such amended definition):

“ ‘Aggregate Revolving Commitments’ means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect as of the Seventh Amendment Effective Date is $150,000,000.”

(b)The definition of “Consolidated EBITDA” in Section 1.01 thereof is amended by (1) re-lettering clause (a)(iv) as clause (a)(vii), (2) changing the reference to “clause (a)(iv) above” found in clause (c) of such definition to “clause (a)(vii) above”, and (3) inserting the following new clauses (a)(iv), (v) and (vi):

“(iv) the amount of fines or restitution payments made by Parent or its Subsidiaries pursuant to the settlement or adjudication of claims made against the Parent or its Subsidiaries initiated by the FCA in an amount not to exceed (A) $15,000,000 for the fiscal quarter ended September 30, 2013, (B) $1,908,000 for the fiscal quarter ended December 31, 2013 and (C) $2,465,000 for the fiscal quarter ended March 31, 2014, (v) the amount of fines or restitution payments made by Parent or its Subsidiaries during one or more of the fiscal quarters ending September 30, 2014, December 31, 2014 and/or March 31, 2015, in each case pursuant to the settlement or adjudication of claims made against the Parent or its Subsidiaries initiated by the SFC and in an aggregate amount not to exceed $2,800,000, (vi) cash expenditures actually made to satisfy the change of control put with respect to Online Courses, LLC, a Delaware limited liability company and a partially-owned Subsidiary of the Borrower (prior to giving effect to such change of control put) in an amount not to exceed (A) $1,300,000 for the fiscal quarter ended June 30, 2014 and (B) $2,600,000 in the aggregate during the two fiscal quarters ending September 30, 2014 and December 31, 2014 and”

(c)The definition of “Consolidated EBITDA” in Section 1.01 thereof is further amended by replacing the phrase “when used for determining the Consolidated Leverage Ratio for any period” in the last sentence thereof with “when used for determining the Consolidated Leverage Ratio or the Consolidated Senior Leverage Ratio for any period” in lieu thereof
(d)The definition of “FSA” in Section 1.01 thereof is amended by deleting such definition in its entirety and replacing it with the following in lieu thereof:
“ ‘FSA’ means the Financial Services Authority of the United Kingdom, or any other regulatory body that succeeds to the functions of the Financial Services Authority, including the FCA.
(e)Section 1.01 thereof is amended by adding the following new definitions in their respective proper alphabetical order:
“ ‘Consolidated Funded Senior Indebtedness’ means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness on such date other than Consolidated Funded Indebtedness of (a) the Parent under the Convertible Notes and (b) the Borrower under the Convertible Mirror Notes, in each case as in effect on the Seventh Amendment Effective Date and so long as no such Convertible Notes or Convertible Mirror Notes are either secured by a Lien on any asset of the Parent or any of its Subsidiaries or Guaranteed by any Subsidiary of the Borrower.
‘Consolidated Senior Leverage Ratio’ means as of any date of determination, the ratio of (a) Consolidated Funded Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or immediately prior to such date.
‘FCA’ means the Financial Conduct Authority of the United Kingdom.
‘Seventh Amendment’ means the Seventh Amendment to Credit Agreement dated as of August 7, 2014.
‘Seventh Amendment Effective Date’ means August 7, 2014, which was the effective date of the Seventh Amendment.
‘SFC’ means the Securities and Futures Commission of Hong Kong.”
‘Unit’ has the meaning set forth in the Third Amended and Restated Limited Liability Company Agreement of the Borrower, as in effect on the Effective Date, and without giving effect to any subsequent amendments thereto made after the Effective Date.”
(f)The definition of “Release Date” in Section 1.01 thereof is amended by deleting such definition in its entirety.
(g)The definition of “Release of Guarantors and Collateral” in Section 1.01 thereof is amended by deleting such definition in its entirety.
(h)Section 6.12(a) thereof is amended by deleting the phrase “unless a Release of Guarantors and Collateral as described in clause (b) below has previously occurred,” therefrom.
(i)Section 6.12(b) thereof is amended by deleting such subsection in its entirety and replacing it with “[Reserved.]” in lieu thereof.
(j)Section 6.13(b)(ii) thereof is amended by deleting the phrase “unless the Release Date has occurred,” therefrom.
(k)Section 7.01 thereof is amended by deleting the phrase “unless a Release Date has occurred,” therefrom.
(l)Section 7.02(h) thereof is amended by deleting the two references therein to “2.00 to 1.00” in such Section and replacing each such reference with “2.50 to 1.00” in lieu thereof.
(m)Section 7.03(f) thereof is amended by deleting subclause (iii) therein and replacing it with the following in lieu thereof:
“(iii) after giving effect to such Indebtedness, the Borrower is in pro forma compliance with both the Consolidated Leverage Ratio under Section 7.11(b) and the Consolidated Senior Leverage Ratio under Section 7.11(e);”
(n)Section 7.06 thereof is amended by deleting the lead-in paragraph of such section and replacing it with the following in lieu thereof:
“7.06    Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom (such absence of a Default being applicable only to (a) through (d) and (g) below):”
(o)Section 7.06 thereof is further amended by deleting the “and” after clause (e) thereof, adding the word “and” after the semicolon ending clause (f) thereof, and adding the following new clause (g) immediately after clause (f):
“(g)    the Borrower may declare and make Restricted Payments in the form of pro rata distributions to the Parent and the other holders of Equity Interests in the Borrower in an amount per Unit equal to (but not to exceed) the amount per share of dividends declared by the Parent to the holders of its Equity Interests, so long as such dividend declaration by the Parent is made in the ordinary course of its business and in an amount, on a per-share basis (measured to give effect to any stock dividends, stock splits or other material changes in the total number of shares of Equity Interests of the Parent outstanding), consistent with past practice;”
(p)Section 7.06 thereof is amended by deleting the proviso that concludes such section and replacing it with the following in lieu thereof:
“provided that the foregoing shall not limit the making of any Restricted Payment if, at the time of making of such Restricted Payment, and after giving pro forma effect thereto (including to any Indebtedness incurred in connection therewith), no Default has occurred and is continuing, or would result therefrom, and the Consolidated Leverage Ratio is less than (a) in the event that there are no Revolving Loans outstanding either before or after giving effect to such Restricted Payment (and any incurrence of Indebtedness in connection therewith), 2.50 to 1.00 or (b) in any other case, 2.00 to 1.00.”
(q)Section 7.11(b) thereof is amended by deleting the reference to “2.50 to 1.00” in such Section and replacing it with “2.75 to 1.00” in lieu thereof, which level shall apply to the June 30, 2014 fiscal quarter end notwithstanding this Agreement being dated after such date (and no Event of Default shall have occurred with respect to Section 7.11(b) of the Credit Agreement for the fiscal quarter ended June 30, 2014 so long as such 2.75 to 1.00 ratio is satisfied as of such date).
(r)Section 7.11 thereof is amended by adding the following new Section 7.11(e) at the end of such section:
“(e)    Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 1.50 to 1.00.”
(s)Section 8.01(j)(iv) thereof is amended by deleting the phrase “unless a Release Date has occurred,” therefrom.
(t)Section 9.10(a)(iii) thereof is amended by replacing such subsection with “[reserved]” in lieu thereof.
(u)Section 9.10(c) thereof is amended by deleting the phrase “any Release of Guarantors and Collateral provided in Section 6.12(b) or” therefrom.
(v)Schedule 2.01 thereto is amended by replacing such schedule with the revised Schedule 2.01 set forth as Exhibit A hereto (and upon the Effective Date, the Revolving Credit Commitment of each Lender shall be as reflected on such amended Schedule 2.01).
2.Representations and Warranties. By its execution hereof, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)no Default exists as of the date hereof or would result from, or after giving effect to, the amendments contemplated hereby;

(b)the representations and warranties contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof (except that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date and (ii) the representations and warranties contained in Sections 5.05(a), (b), (c) and (d) of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d) of the Credit Agreement, respectively);

(c)such Loan Party has the right, power and authority and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

(d)this Agreement has been duly executed and delivered by each of such Loan Party’s duly authorized officers and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as may be limited by Debtor Relief Laws.

3.Conditions to Effectiveness. This Agreement shall become effective upon the date on which all of the following conditions precedent have been satisfied (or otherwise waived in accordance with Section 10.01 of the Credit Agreement, as in effect prior to giving effect to this Agreement) (the “Effective Date”):

(a)    Counterparts of this Agreement. Receipt by the Administrative Agent of executed original counterparts (or telecopies followed promptly by originals) of this Agreement, which shall be in form and substance satisfactory to, and acknowledged by, the Administrative Agent, properly executed by the Required Lenders and a Responsible Officer of each Loan Party.
(b)    Repayments of Revolving Loans. If after giving effect to this Agreement and the reduction of the Aggregate Revolving Commitments provided herein, the Total Outstandings would exceed such reduced amount of Aggregate Revolving Commitments, the Borrower shall have prepaid the Revolving Loans of the Lenders, pro rata among them, in an aggregate amount equal to such excess.
(c)    Responsible Officer’s Certificate(s). Receipt by the Administrative Agent of copies (followed promptly by originals) of certificate(s), in form and substance satisfactory to the Administrative Agent and together with all attachments identified below, executed by a Responsible Officer of each Loan Party, certifying in his/her capacity as such, that as of the Effective Date:
(i)    Resolutions. The attached resolutions or written consent (approving and adopting this Agreement and the transactions contemplated hereunder, authorizing the execution, delivery and performance of this Agreement and duly adopted by the board of directors, board of managers or other appropriate governing body of such Loan Party) is a true and correct copy thereof and in full force and effect on the Effective Date;
(ii)    Organization Documents. The Organization Documents (including all amendments thereto) of such Loan Party (A) have not been modified, amended, rescinded or replaced since such Organization Documents were last delivered to the Administrative Agent on the Closing Date and continue to be in full force and effect as of the Effective Date; or (B) are attached hereto and are true and correct copies thereof, in full force and effect as of the Effective Date and, in the case of the certificate of formation or articles of incorporation or organization (as the case may be), shall be certified as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation;
(iii)    Incumbency. Each Responsible Officer identified on the attached incumbency certificate is authorized to execute this Agreement and any other Loan Document, certificate and other document being delivered in connection herewith or therewith; and
(iv)    Consents. Either (A) all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of this Agreement have been obtained and are in full force and effect in the forms attached thereto, or (B) no such consents, licenses or approvals are so required; and
(v)    Representations and Warranties. Each of the representations and warranties set forth in Paragraph 2 is true and correct in all respects.
(vi)    No Material Adverse Effect. There has been no event or circumstance since December 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
(d)    Fees and Expenses. The Borrower shall have paid:
(i)    all accrued and unpaid expenses and all fees due and payable to the Administrative Agent and the Lenders on or before the Effective Date (including all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent)) plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent; and
(ii)    an amendment fee for each Lender that executes and delivers a signature page to this Agreement, in an amount equal to 0.125% of the aggregate principal amount of the existing Revolving Commitment of each such Lender under the Credit Agreement (after giving effect to the reduction of the Aggregate Revolving Commitments and the revised Schedule 2.01 to the Credit Agreement pursuant to this Agreement) as of the Effective Date.
4.Effect of this Agreement. Each Loan Party agrees that, except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect, and (b) this Agreement shall not be deemed to (i) be a waiver of, consent to, a modification of or amendment to any other term or condition of the Credit Agreement, the Guaranty, any other Loan Document or any other agreement by and among any of the Loan Parties, on the one hand, and the Administrative Agent or any Lender, on the other hand, (ii) prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Guaranty or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, or (iii) be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Guaranty or any other Loan Document or any rights or remedies arising in favor of the Administrative Agent or the Lenders under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement and shall constitute a “Loan Document” under and as defined in the Credit Agreement.

5.Reaffirmations. Each Loan Party hereby (a) agrees that this Agreement shall not limit or diminish the obligations of such Loan Party under, or release such Loan Party from any obligations under, the Credit Agreement, the Guaranty or any other Loan Document to which such Loan Party is a party, (b) confirms and reaffirms such Loan Party’s obligations under the Credit Agreement, the Guaranty and each other Loan Document to which such Loan Party is a party, and (c) agrees that the Credit Agreement, the Guaranty and each other Loan Document remain in full force and effect and are hereby ratified and confirmed.

6.Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, employees, agents, attorneys, principals, advisors, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Loan Party Claims”) arising out of or related to the Credit Agreement, the other Loan Documents, or the transactions contemplated therein, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Loan Party ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Agreement. Each Loan Party covenants and agrees never to (and never to cause any other Loan Party to) commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Loan Party Claims which may have arisen at any time on or prior to the date of this Agreement. Each Loan Party acknowledges and agrees that the Released Lender Parties have acted in good faith in negotiating and entering into this Agreement and that the provisions hereof are not in breach or violation of any duty or obligation, express or implied, of the Released Lender Parties to any Loan Party. The agreements set forth in this Paragraph 6 shall survive the termination or expiration of this Agreement and the termination of the Loan Documents and the repayment, satisfaction or discharge of the Obligations.

7.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

8.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

9.Electronic Transmission. This Agreement may be executed by one or more parties hereto as a facsimile, telecopy, pdf or other reproduction, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FXCM HOLDINGS, LLC, as the Borrower
By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

FOREX TRADING L.L.C., as a Guarantor
By: FXCM Holdings, LLC, its Manager
     By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

FXCM SYSTEMS, LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
     By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

YOZMA LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
     By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

FINANCIAL HORIZONS CAPITAL, LLC,
as a Guarantor
By: FXCM Holdings, LLC, its Manager
     By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

HORIZONS FUNDING, LLC, as a Guarantor
By: Financial Horizons Capital, LLC, its Manager
     By: FXCM Holdings, LLC, its Manager
          By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

FXCM PARTNERS, LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:    /s/ Robert Lande
Name:    Robert Lande
Title:    Chief Financial Officer

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

MORGAN STANLEY BANK, N.A.,
as a Lender

By:
Name:
Title:
UBS AG, STAMFORD BRANCH,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK HAPOALIM B.M.,
as a Lender

By:
Name:
Title:
BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

Exhibit A
(to Seventh Amendment to Credit Agreement)

Schedule 2.01
Revolving Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$29,268,292.68	19.512195120%
Capital One, National Association	$29,268,292.68	19.512195120%
Credit Suisse AG, Cayman Islands Branch	$25,609,756.10	17.073170730%
Morgan Stanley Bank, N.A.	$21,951,219.51	14.634146340%
UBS AG, Stamford Branch	$18,292,682.93	12.195121950%
Bank Hapoalim B.M.	$14,634,146.34	9.756097560%
Barclays Bank Plc	$10,975,609.76	7.317073173%
Total	$150,000,000.00	100.000000000%

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